EXHIBIT 99.3

                                 ACCEPTANCE FORM

                                       15

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                               FORM OF ACCEPTANCE
                               (Depositors Shares)


                        Citizens Community Bancorp, Inc.
                             650 East Elkcam Circle
                           Marco Island, Florida 34145


To:

Dear Depositor:

         Citizens Community Bancorp, Inc. ("Company") acknowledges receipt of your subscription for __________________ shares of the Company's $0.01 par value Common Stock and your check in the amount of $____________________.

         The Company hereby accepts your subscription for the purchase of _________ shares, for an aggregate amount of $_____________, effective as of the date of this letter.


         YOUR STOCK CERTIFICATE(S) REPRESENTING SHARES OF COMMON STOCK DULY AUTHORIZED AND FULLY PAID WILL BE ISSUED TO YOUR WITHIN 90 DAYS FOLLOWING THAT DATE OF THIS ACCEPTANCE.

         If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your subscription agreement, your payment for shares in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten (10) days of the date hereof.


                                   Very truly yours,

                                   CITIZENS COMMUNITY BANCORP, INC.



                                   By:
                                        ----------------------------------------
                                        Stephen A. McLaughlin
                                        Vice President


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